Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

18 U.S.C. SECTION 1350

In connection with the Worldspan, L.P. (the “Company”) Quarterly Report on Form 10-Q for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Rakesh Gangwal, Chairman, President and Chief Executive Officer of the Company, and Michael S. Wood, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(1).                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2).                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 10, 2004	By:	/s/ Rakesh Gangwal
Rakesh Gangwal
Chairman, President and Chief Executive Officer

Date:	August 10, 2004	By:	/s/ Michael S. Wood
Michael S. Wood
Senior Vice President and Chief Financial Officer